UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 3)

Filed by the Registrant ☐	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TELIK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:.

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2014 ANNUAL MEETING OF STOCKHOLDERS OF TELIK, INC. ADJOURNED UNTIL JULY 7, 2014

Telik encourages all stockholders who have not voted yet to do so promptly to allow the Company to adopt the proposals described in the proxy statement and to avoid further delay and expense

Telik, Inc., or Telik, has adjourned its 2014 Annual Meeting of Stockholders to allow additional time for stockholders to vote on several important proposals described in detail in the Company’s definitive proxy statement for the annual meeting filed with the Securities and Exchange Commission on June 3, 2014, as supplemented, or the proxy statement. The annual meeting will reconvene on July 7, 2014 at Noon local time at the offices of Cooley LLP, located at 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306 for the purpose of holding a stockholder vote on the proposals.

Stockholders who have already voted need not take any action on the proposals, although they may change their vote for the proposals by executing a new proxy, revoking a previously given proxy, in the manner set forth in the proxy statement.

Telik encourages all stockholders who have not yet voted on the proposals to do so before July 7, 2014. If stockholders need any assistance in voting their shares, please contact our proxy solicitor, Eagle Rock Proxy Advisors, LLC at (888) 859-9310.

Telik’s Board of Directors recommends that its stockholders vote in FAVOR of all proposals.

Additional Information and Where To Find It.

In connection with the proposed transactions, Telik has filed and may be filing documents with the SEC, including the definitive proxy statement. The definitive proxy statement was mailed to Telik’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THIS SUPPLEMENT BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Telik’s website at www.telik.com and by contacting Telik’s Controller at (650) 845-7700.

Telik, MabVax Therapeutics, Inc., or MabVax, and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Telik in connection with the proposed transactions. Information regarding the special interests of Telik’s directors and executive officers and MabVax’s directors and executive officers in the proposed transactions is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov or at Telik’s website at www.telik.com.